SUTHERLAND
 ASBILL &                               1275 Pennsylvania Avenue, NW
BRENNAN LLP                              Washington, D.C. 20004-2415
Attorneys at Law                                        202.383.0100
                                                        202.637.3593
                                                      www.sablaw.com



                   CONSENT OF SUTHERLAND ASBILL & BRENNAN LLP


        We consent to the reference to our firm under the heading "Legal Counsel" in the prospectus and under "Counsel" in the statement of additional information included in the Registration Statement on Form N-14 for The GCG Trust (File No. 811-05629). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                SUTHERLAND ASBILL & BRENNAN LLP

                                By:   /s/ Stephen E. Roth
                                Stephen E. Roth


Washington, D.C.
February 9, 2001







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